Post Office Box 787 Lebanon, Tennessee 37088-0787 Phone 615.443.9869

Investor Contact:     Diana S. Wynne
                                              Senior Vice President, Corporate Affairs
                                              (615) 443-9837

Media Contact:                 Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS JUNE COMPARABLE STORE SALES

LEBANON, Tenn. (June 27, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the fiscal four-week period ending Friday, June 23, 2006.

•	Comparable store restaurant sales in fiscal June were down 3.5%, with an approximately 1.2% higher average check, including approximately 0.9% higher average menu pricing, and
•	Comparable store retail sales in fiscal June were down 7.3%.

On March 17, 2006, the Company announced its intention to divest itself of its wholly-owned Logan’s Roadhouse, Inc. (“Logan’s”) subsidiary. In accordance with federal securities laws, the Company has discontinued reporting of Logan’s monthly sales results.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 543 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 139 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

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